Exhibit 107
Calculation of Filing Fee Tables
Form S-4
(Form Type)

PASSAGE BIO, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
(1)	Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other	52,800,695	N/A	$9,331.86	0.0001381	$1.29
(2)	Fees to Be Paid	Equity	Warrants to purchase Common Stock	Other	34,869	N/A	N/A		$0.00
(3)	Fees to Be Paid	Equity	Options to purchase Common Stock	Other	3,058,476	N/A	N/A		$0.00
(4)	Fees to be Paid	Equity	Pre-Funded Warrants to purchase common stock	Other	38,795,881	N/A	N/A		$0.00
(5)	Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	Other	42,605,021		$8,190.12		$1.14
Carry Forward Securities
Carry Forward Securities		N/A	N/A	N/A	N/A	N/A	N/A		N/A
		Total Offering Amounts					$17,521.98		$2.43
		Total Fees Previously Paid							$1.14
		Total Fee Offsets							—
		Net Fee Due							$1.29

(1)	(a)
Represents the estimated maximum number of shares of Common Stock and Passage Bio Pre-Funded Warrants, par value $0.0001 per share (“Passage Bio Common Stock”), of Passage Bio, Inc. (“Passage Bio”), that are expected to be issued (or become issuable) to securityholders of Remix Therapeutics, Inc. (“Remix”) pursuant to the merger and related transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of September 1, 2026, which amends and restates the Agreement and Plan of Merger, dated as of June 24, 2026 (“Merger Agreement”), by and among Passage Bio, Peregrine Merger Sub, Inc., Peregrine Merger Sub, LLC, and Remix, with Remix becoming a wholly-owned subsidiary of Passage Bio. The number of shares of Passage Bio Common Stock to be registered on this registration statement (“Registration Statement”) consists of (i) the estimated number of shares of Passage Bio Common Stock that are expected to be issued in exchange for shares of Remix Common Stock (the “Remix Common Stock”) or Remix pre-funded warrants outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), including the shares of Remix Common Stock and Remix pre-funded warrants to be issued in the PIPE Financing, after giving effect to (A) the conversion of all outstanding shares of Remix preferred stock into shares of Remix Common Stock, (B) the conversion of the 2025 Convertible Notes (as defined in the Registration Statement) and the associated warrants into shares of Remix Common Stock, and (C) the conversion of the 2026 Convertible Notes into shares of Remix Common Stock, each without taking into account the effect of a reverse stock split of Passage Bio Common Stock and assuming a maximum pre-split exchange ratio of approximately 0.2239 shares of Passage Bio Common Stock for each outstanding share of Remix Common Stock (which is subject to adjustment prior to the closing of the Merger), and (ii) shares of Passage Bio Common Stock issuable upon exercise of warrants issued in the merger in exchange for Remix warrants (including Remix pre-funded warrants), without taking into account the effect of a reverse stock split of Passage Bio Common Stock and assuming a maximum pre-split exchange ratio of approximately 0.2239 shares of Passage Bio Common Stock for each outstanding share of Remix Common Stock (which is subject to adjustment prior to the closing of the Merger), and (iii) options to purchase shares of Passage Bio Common Stock in exchange for options to purchase shares of Remix Common Stock outstanding under the Remix 2019 Plan, without taking into account the effect of a reverse stock split of Passage Bio Common Stock and assuming a maximum pre-split exchange ratio of approximately 0.2239 shares of Passage Bio Common Stock for each outstanding share of Remix Common Stock (which is subject to adjustment prior to the closing of the Merger), and (iv) shares of Passage Bio Common Stock issuable upon exercise of  existing, consisting of Remix pre-funded warrants issued upon the conversion of the 2025 Convertible Notes, Remix pre-funded warrants issued upon the exercise of the Remix 2025 Warrants and Remix pre-funded warrants issued upon the conversion of the 2026 Convertible Notes, without taking into account the effect of a reverse stock split of Passage Bio Common Stock and assuming a maximum pre-split exchange ratio of approximately 0.2239 shares of Passage Bio Common Stock for each outstanding share of Remix Common Stock (which is subject to adjustment prior to the closing of the Merger).

(b)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f)(2) under the Securities Act of 1933, as amended. Remix is a private company, no market exists for its securities, and Remix has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price is calculated based on an aggregate offering amount equal to one-third of the aggregate par value of the Remix Common Stock (including the shares of Remix Common Stock underlying the pre-funded warrants issued in the PIPE Financing) that will be exchanged in the merger.

(c)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any securities that may from time to time be offered or issued resulting from forward or reverse stock splits, stock dividends or similar transactions.

	(d)	Passage Bio previously paid $1.14 with respect to these shares based on such maximum number of shares of 42,605,021, as reflected in the “Fees Previously Paid” line item above.

(2)
Consists of Passage Bio warrants issued in the merger in exchange for Remix warrants, without taking into account the effect of a reverse stock split of Passage Bio Common Stock and assuming a maximum pre-split exchange ratio of approximately 0.2239 shares of Passage Bio Common Stock for each outstanding share of Remix Common Stock (which is subject to adjustment prior to the closing of the Merger). The registration fee with respect to the warrants has been allocated to the underlying shares of Passage Bio Common Stock issuable upon exercise of such Passage Bio warrants, as described in footnote (1).

(3)
Consists of Passage Bio stock options to purchase shares of Passage Bio Common Stock issued in exchange for Remix stock options to purchase shares of Remix Common Stock, without taking into account the effect of a reverse stock split of Passage Bio Common Stock and assuming a maximum pre-split exchange ratio of approximately 0.2239 shares of Passage Bio Common Stock for each outstanding share of Remix Common Stock (which is subject to adjustment prior to the closing of the Merger). The registration fee with respect to the options to purchase shares of Passage Bio Common Stock has been allocated to the underlying shares of Passage Bio Common Stock issuable upon exercise of such options, as described in footnote (1).

(4)
Consists of Passage Bio pre-funded warrants issued in the merger in exchange for Remix pre-funded warrants issued in the PIPE Financing, without taking into account the effect of a reverse stock split of Passage Bio Common Stock and assuming a maximum pre-split exchange ratio of approximately 0.2239 shares of Passage Bio Common Stock for each outstanding share of Remix Common Stock (which is subject to adjustment prior to the closing of the Merger). The registration fee with respect to the pre-funded warrants has been allocated to the underlying shares of Passage Bio Common Stock issuable upon exercise of such pre-funded warrants, as described in footnote (1).

(5)
A registration fee of $1.14 was previously paid by Passage Bio with respect to the registration of 42,605,021 shares of Passage Bio Common Stock, based on a maximum aggregate offering price of $8,190.12, in connection with the initial filing of this Registration Statement on Form S-4 with the Securities and Exchange Commission on July 21, 2026. Such previously paid fee is being credited against the total registration fee due in connection with this Registration Statement, as reflected in the “Fees Previously Paid” and “Net Fee Due” line items above, as described in footnote (1)(d).